Exhibit (c)(7)

The Conflicts Committee of the Board of Directors of Teekay Offshore GP L.L.C. Discussion Materials Regarding Project Tiempo September 30, 2019 CONFIDENTIAL TREATMENT REQUEST GRANTED

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee (the “Committee”) of the Board of Directors of Teekay Offshore GP L.L.C., the general partner of Teekay Offshore Partners L.P. (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Committee. These materials were compiled on a confidential basis for use by the Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Table of Contents Section Introduction I Overview of Evercore Process II Partnership Situation Analysis III Valuation of the Common Units IV Appendix A. Weighted Average Cost of Capital Analysis B. Precedent MLP Buy-In Transactions

I. Introduction

Introduction Overview of the Materials  Evercore Group L.L.C. (“Evercore”) is pleased to provide the materials herein to the Conflicts Committee of the Board of Directors (the “Conflicts Committee”) of Teekay Offshore GP L.L.C. (the “General Partner”), the general partner of Teekay Offshore Partners L.P. (“TOO” or the “Partnership”), regarding the proposed acquisition by Brookfield Business Partners L.P. and certain of its affiliates and institutional partners (“Brookfield” or the “Brookfield Consortium”) of all common units representing limited partner interests in the Partnership (each, a “Common Unit”) from the current holders of such units other than Common Units held by the Brookfield Consortium, the General Partner or their respective affiliates (the “Proposed Transaction”, the “Merger” or “Project Tiempo”), in exchange for $1.55 in cash per Common Unit (the “Merger Consideration”)  The Merger Consideration, represents a 28.1% premium to TOO’s unaffected closing unit price of $1.21 as of May 16, 2019, one day prior to the Brookfield Consortium’s original offer of $1.05 per Common Unit (the “Initial Offer”), and a 32.5% premium to TOO’s closing unit price of $1.17 as of September 27, 2019 •The Merger Consideration represents a 47.6% increase from the Initial Offer, which represented a 13.2% discount to TOO’s unaffected closing unit price of $1.21 as of May 16, 2019  The following materials review the Proposed Transaction, and include:   An introduction, including an overview of the Proposed Transaction, a summary of proposed terms, an overview of the Partnership’s current summary organizational structure and ownership, an analysis of financial metrics implied by the Proposed Transaction and certain issues for consideration   An overview of Evercore’s process to evaluate the Proposed Transaction   An overview of TOO’s current market situation and business overview including TOO’s assets by segment   A review of the financial projections for TOO as provided by Partnership management and a review of the assumptions utilized by Partnership management in deriving such financial projections   A valuation of the Common Units Source: Partnership management, Partnership filings, FactSet 1

Introduction Overview of the Proposed Transaction Opinion opinion, the Merger Consideration to be paid in the Proposed Transaction is fair, from a financial point of units other than Common Units held by the Brookfield Consortium, the General Partner or their Source: Partnership management, Partnership filings, FactSet 1. Based on basic limited partner Common Units, excluding 0.76% general partner interest and dilutive effect of 0.527 million restricted units (“RSUs”); unit count detail provided by TOO management 2 Counterparties  Teekay Offshore Partners L.P.  Brookfield Business Partners L.P. and certain of its affiliates and institutional partners Proposed Transaction Summary  The Brookfield Consortium will acquire all publicly-owned Common Units from the holders of such respective affiliates  The Common Units will cease to be publicly traded Consideration  Common Unitholders other than the Brookfield Consortium, the General Partner and their respective affiliates (the “Unaffiliated Unitholders”) will receive $1.55 in cash for each Common Unit held  Assuming the Proposed Consideration, the Unaffiliated Unitholders’ 26.8% outstanding limited partner common interest in TOO represents an approximate value of $170.6 million1 Timing and Approvals  Approval of the Conflicts Committee  Consent of Shuttle Tanker NOK bondholders to allow for delisting of the Common Units Other   Each Unaffiliated Unitholder will have the option to forgo the right to receive the cash consideration in exchange for a Rollover Unit (as described on page 3)   The Proposed Transaction is structured to be taxable to the Unaffiliated Unitholders   The Preferred Series A, B and E units are to remain unchanged and outstanding   The out-of-the-money Brookfield Transaction Warrants and Series D Warrants will be automatically canceled and cease to exist Evercore has been asked by the Conflicts Committee, whether, in Evercore’s opinion, as of the date of the Requested:view, to the Partnership’s Unaffiliated Unitholders

Introduction Selected Key Terms of the Merger Agreement Term Summary Clearance Closing Source: Partnership management, Partnership filings, Draft of Agreement and Plan of Merger dated September 28, 2019 3   Subject to the Unit Election described below, Brookfield TK Acquisition Holdings LP, (“Parent”) acquires 100% of the outstanding Common Units of the Partnership not owned by Parent, Brookfield TK TOLP LP, Brookfield TK Block Acquisition LP, Brookfield Asset Management Private Institutional Capital Adviser (Private Equity), L.P. (collectively, the “Brookfield Affiliated Holders”) or Parent’s and the Brookfield Affiliated Holders’ respective affiliates through a one-step merger of the Partnership with a wholly-owned subsidiary of Parent, with the Partnership surviving the Merger. Entities that would otherwise be an affiliate of Parent or a Brookfield Affiliated Holder that operate behind an information wall are not considered affiliates of Parent or a Brookfield Affiliated Holder for purposes of the Merger Agreement Transaction Overview   Subject to the Unit Election described below, 100% cash consideration Consideration   Each Common Unit of the Partnership (other than Common Units held by Parent, the Brookfield Affiliated Holders and their respective affiliates) that is not subject to a Unit Election will be converted into the right to receive US$1.55, without interest Purchase Price   Each record holder of Common Units to be exchanged in the Merger will have the option to forego the right to receive the cash consideration with respect to all of such holder’s Common Units and instead receive for each Common Unit a Rollover Unit, which is a common unit in the Partnership as the surviving entity with rights and obligations that are set forth in an amended and restated agreement of li mited partnership to be entered into at closing Unit Election   Parties to cooperate with one another in identifying and furnishing any filings required by any Governmental Authority (no specific filing requirements are identified) Regulatory   Customary closing conditions   No meeting or vote of the Partnership’s unitholders is required, because the Brookfield Affiliated Unitholders agree to deliver a written consent sufficient to approve the transaction on behalf of the Partnership’s unitholders, immediately after signing of the Merger Agreement Conditions to   The Partnership and its General Partner are not permitted to take any action that would reasonably be expected to delay or prevent the consummation of the transactions contemplated by the Merger Agreement   No dissenter or appraisal rights Deal Protection   Either party may terminate on the outside date (currently undefined in the Merger Agreement)   Other customary termination rights   In the case of the Partnership, any determination to terminate must be authorized by the Conflicts Committee   If Parent fails to close as and when required, the Partnership may seek specific performance or a $25 million termination fee as liquidated damages   Outside date has now been tentatively defined at April 1, 2020 Termination Provisions   Closing will occur on the third Business Day following the satisfaction or waiver of all conditions to the Merger, which includes the obligation of the Partnership to file and mail an information statement and Schedule 13E-3 Closing

Introduction

Summary TOO Current Organizational Structure



Proposed Transaction
Brookfield Business Partners L.P. and Certain Affiliates
100.0% General Partner Interest
Teekay Offshore GP L.L.C.
73.2% Limited Partner Interest
36.0% Series D Warrants[2]
100.0% Brookfield Transaction Warrants[3]
Public TOO Unitholders
26.8% Limited Partner Interest
64.0% Series D Warrants[4]
Teekay Offshore Partners L.P. (NYSE: TOO)
Market Cap: $484.8 million[1]
8 FPSO Units
6 100% Owned
2 50% Owned
1 UMS Unit
100% Owned
32 Shuttle Tankers
26 100% Owned
4 50% Owned
2 Chartered-In
2 Conventional Tankers
2 Chartered-In
5 FSO Units
4 100% Owned
1 89% Owned
10 Towing / Offshore Vessels
100% Owned

Source: Partnership management, Partnership filings, FactSet as of September 27, 2019

1. Includes 0.76% general partner interest and dilutive effect of 0.527 million RSUs; unit count detail provided by TOO management; as of September 27, 2019 TOO Common Unit price of $1.17
2. Own 2.430 million Series D warrants with a strike price of $4.55 and expiration date of June 29, 2023
3. Owns 65.500 million of Brookfield transaction warrants with a strike price of $4.00 per unit (exercisable at date of 10-day VWAP greater or equal to $4.00 per unit) and expiration date of September 25, 2024
4. Own 4.320 million Series D warrants with a strike price of $4.55 and expiration date of June 29, 2023

EVERCORE
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Introduction Equity Ownership Summary ($ in millions) Teekay Offshore Partners L.P. Unit Count Detail Ownership1 Rank Investor Investor Classification Units (mm) Value Total (% Units) 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12. 13. 14. 15. Fidelity Management & Research Co. CI Investments, Inc. Evergreen Capital Management LLC FIAM LLC (Fidelity Institutional Asset Management) JPMorgan Securities LLC (Investment Management) Cigogne Management SA First Manhattan Co. TCW Asset Management Co. LLC Aquamarine Capital Management LLC BMO Asset Management Corp. Polar Asset Management Partners, Inc. Peter B. Cannell & Co., Inc. Invesco Advisers, Inc. DWS Investment GmbH Investment Adviser Mutual Fund Manager Investment Adviser Investment Adviser Investment Adviser Hedge Fund Manager Private Banking/Wealth Mgmt Investment Adviser Hedge Fund Manager Investment Adviser Hedge Fund Manager Private Banking/Wealth Mgmt Investment Adviser Investment Adviser 28.626 15.506 5.482 2.687 2.110 1.946 1.588 1.120 1.000 0.635 0.635 0.545 0.540 0.487 33.5 18.1 6.4 3.1 2.5 2.3 1.9 1.3 1.2 0.7 0.7 0.6 0.6 0.6 7.0% 3.8% 1.3% 0.7% 0.5% 0.5% 0.4% 0.3% 0.2% 0.2% 0.2% 0.1% 0.1% 0.1% Basic Common Units Owned by the Public 3 Fully Diluted Total Partnership Units Outstanding Memo: 110.070 $128.8 26.8% Source: Partnership management, Partnership filings, FactSet as of September 27, 2019 1. 2. Implied ownership value as of September 27, 2019 TOO Common Unit price of $1.17 Other / Retail / Undisclosed Private Unitholders represents the difference between units held by Institutions & Insiders and units outstanding: (i) Individual investors that have not crossed a disclosure threshold, (ii) Mutual funds not covered due to non-disclosure laws, (ii) Institutional investors in U.S. managing less than $100 million and do not file 13F and (iv) Institutional investors outside the U.S. that disregard 13F requirements or manage less than $100 million Excludes 0.76% general partner interest and dilutive effect of 0.527 million RSUs; unit count detail provided by TOO management; outstanding warrants non-exercisable at current Partnership unit price of September 27, 2019 3. 5 Basic TOO Common Units Outstanding3 410.708 Plus: Dilutive Effective of RSUs 0.527 Plus: General Partner Units 3.144 Total Partnership Units Outstanding 414.378 $484.8 Basic TOO Common Units Outstanding3 410.708 $480.5 100.0% Total - Other / Retail / Undisclosed Private Unitholders2 47.162 $55.2 11.5% Total - Top TOO Common Unitholders 363.546 $425.3 88.5% 1. Brookfield VC / PE 300.638 $351.7 73.2% Top TOO Common Unitholders

Introduction Brookfield’s Position Across the Partnership’s Capital Structure ($ in millions) $3,000 $2,500 $2,000 $1,500 $1,000 $500 $ - Market Cap (LP + GP) Unsecured Debt Secured Debt Preferred Equity Brookfield Other Brookfield Ownership Source: Partnership management, Partnership filings and TOO Common Unit price of $1.17 as of September 27, 2019 Note: Excludes 2.430 million of Series D warrants with a strike price of $4.55 and expiration date of June 29, 2023 (36.0% owned by Brookfield) and 65.500 million of Brookfield transaction warrants with a strike price of $4.00 per unit (exercisable at date 10-day VWAP greater or equal to $4.00 per unit) and expiration date of September 25, 2024 (100.0% owned by Brookfield) 1. 2. Includes 0.76% general partner interest Includes $25.8 million for an arbitration payment provision 6 73.3%151.7%0.0%0.0% $2,470 $1,101 $2,470 $395 $485 $532 2 $569 $129 $395 $355 No Brookfield ownership disclosed No Brookfield ownership disclosed Includes $125mm GP Loan and $444mm position in $700mm Unsecured Notes held by Brookfield Includes LP Common Units and GP Units held by Brookfield

Introduction

Proposed Transaction Negotiation Overview

($ in millions, except per unit amounts)

Offer Date:		5/17/19	6/28/19	8/12/19	8/18/19	9/5/19
TOO Common Unit Price Consideration:		**$1.05**	**$1.80**	**$1.50**	**$1.60**	**$1.55**
Offeror:		***Brookfield***	***Committee***	***Brookfield***	***Committee***	***Brookfield***
Implied Premium / (Discount):						
TOO Unaffected Common Unit Price as of 5/16/19 ($1.21)		*(13.2%)*	*48.8%*	*24.0%*	*32.2%*	*28.1%*
TOO Current Common Unit Price as of 9/27/19 ($1.17)		*(10.3%)*	*53.8%*	*28.2%*	*36.8%*	*32.5%*
10-Day VWAP ($1.18)[1]		*(11.1%)*	*52.4%*	*27.0%*	*35.5%*	*31.2%*
20-Day VWAP ($1.18)[1]		*(10.9%)*	*52.7%*	*27.3%*	*35.7%*	*31.5%*
30-Day VWAP ($1.18)[1]		*(11.0%)*	*52.5%*	*27.1%*	*35.6%*	*31.3%*
Total Partnership Units Outstanding[2]		414.378	414.378	414.378	414.378	414.378
Implied Offer Value (100.0% Basis)		**$435.1**	**$745.9**	**$621.6**	**$663.0**	**$642.3**
Plus: Short-Term Debt		487.0	487.0	487.0	487.0	487.0
Plus: Long-Term Debt[3]		2,714.6	2,714.6	2,714.6	2,714.6	2,714.6
Plus: FPSO JV Debt (50.0% Basis)		368.8	368.8	368.8	368.8	368.8
Plus: Preferred Equity (Liquidation Value)		395.0	395.0	395.0	395.0	395.0
Plus: Noncontrolling Interest		36.3	36.3	36.3	36.3	36.3
Less: FPSO JV Cash (50.0% Basis)		(51.1)	(51.1)	(51.1)	(51.1)	(51.1)
Less: Cash & Restricted Cash		(210.5)	(210.5)	(210.5)	(210.5)	(210.5)
Transaction Value		**$4,175.2**	**$4,485.9**	**$4,361.6**	**$4,403.1**	**$4,382.3**
TEV / Adj. EBITDA[4]	**Metric:**					
2019E	$670.3	6.2x	6.7x	6.5x	6.6x	6.5x
2020E	645.6	6.5	6.9	6.8	6.8	6.8
2021E	639.1	6.5	7.0	6.8	6.9	6.9
Implied Offer Value Memo:						
Basic Common Units Owned by the Public		110.070	110.070	110.070	110.070	110.070
TOO Common Unit Consideration		$1.05	$1.80	$1.50	$1.60	$1.55
Implied Offer Value to Unaffiliated Public Holders (26.8%)		**$115.6**	**$198.1**	**$165.1**	**$176.1**	**$170.6**

Source: Partnership management, Partnership filings, Bloomberg, FactSet as of September 27, 2019

1. 10-Day, 20-Day and 30-Day VWAPs as of September 27, 2019
2. Includes 0.76% general partner interest and dilutive effect of 0.527 million RSUs per TOO management
3. Adjusted debt issuance costs and "other" per Partnership's 20-F for the quarter ended June 30, 2019, includes $25.8 million for an arbitration payment provision
4. Based on Partnership management estimates and inclusive of proportional FPSO JV EBITDA

EVERCORE 7 TEEKAY OFFSHORE PARTNERS

Introduction TOO and Brent Performance Since Brookfield Acquisition of TK Corporation Stake in TOO $1.60 $75.00 of $1.55 per Common Unit $1.45 $70.00 $1.30 $65.00 $1.15 $60.00 $1.00 $55.00 4/29/19 5/29/19 6/28/19 7/28/19 8/27/19 9/27/19 TOO Brent Source: FactSet as of September 27, 2019 8 TOO Unit Price Brent ($/bbl) 6/28/2019: Counter proposal of $1.80 per Common Unit from Conflicts Committee to Brookfield 8/18/2019: : Counter proposal of $1.60 per Common Unit from Conflicts Committee to Brookfield 9/5/2019: Proposed Consideration received from Brookfield 8/12/2019: Proposed Consideration of $1.50 per Common Unit received from Brookfield 5/17/2019: Unsolicited offer of $1.05 per Common Unit received from Brookfield

Introduction Issues for Consideration   Brookfield now controls 100% of the General Partner interest in the Partnership  Furthermore, Brookfield owns approximately 73.2% of the Common Units in the Partnership As part of the Partnership Agreement, the General Partner has the right to call and purchase all of the Common Units if the General Partner and its affiliates own more than 80.0% of the Common Units The Partnership’s largest Common Unit holder, after Brookfield, is Fidelity, with an approximate 7.0% interest, which, if sold to Brookfield, could allow Brookfield to exercise this call right The purchase price in this event is the greater of:  The average of the daily closing prices of the limited partner interests of such class or series over the 20 trading days preceding the date three days before notice of exercise of the call right  The highest price paid by the general partner for a limited partner interest during the 90-day period preceding the date of such notice         The Partnership currently has (net debt + preferred) / capitalization of approximately 89.1%, and forecasts Adjusted EBITDA will decline from $670.3 million in 2019E to $516.4 million in 2023E There are risks to the Partnership’s business plan associated with the FPSO business segment  Of TOO’s eight FPSOs, three are predicted to be in lay-up throughout the forecast period  A significant amount of the FPSO cash flow is generated by one FPSO   • The Partnership’s business plan assumes that the FPSO’s contract with an oil major is extended past the 2021E current expiration Failure to extend the contract would reduce Partnership cash flow by over $300 million from 2021E to 2023E That FPSO has incurred meaningful arbitration payments and is in a second arbitration hearing for late delivery of the FPSO that could reduce the purchase option price • •   The Partnership currently has a related party loan with Brookfield of $125 million at L + 700bps  Partnership management has assumed the loan will be extended for five years at the same rate; however, Brookfield has only agreed to rollover the loan for the next year at current terms  The Partnership has a cash balance of approximately $211 million with approximately $620 million in liquidity requirements for newbuilds and other purposes through 2023E Source: Partnership management, Partnership filings 9 GP Loan Business Plan Risk Call Right

Introduction Changes Since August 16, 2019 Materials   Updated market prices and other information to September 27, 2019   Incorporated 4th East Coast Canada shuttle tanker   Recycling of HiLoad in Q1 2020E versus Q3 2019E * cost  Assumed recycled in Q1 2020E at $  Refinancing terms of Salamander FSO, Arendal Spirit and Libra HoldCo debt have been amended   Net payment by TOO of approximately $26 million from arbitration ruling   Removed DCF valuation component for FPSO segment in sum-of-the parts valuation methodology due to outdated data   Removed DCF valuation component for FAU/UMS segment in sum-of-the parts valuation methodology due to outdated data   Added a range of EBITDA multiples in the sum-of-the parts valuation methodology to the FPSO and FSO valuation methods consistent with the public market trading multiples 10 CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN GRANTED WITH RESPECT TO THIS OMITTED INFORMATION.

II. Overview of Evercore Process

Overview of Evercore Process Evercore Evaluation Process   In connection with our evaluation, Evercore has, among other things: i. Reviewed certain publicly available business and financial information relating to the Partnership that we deemed to be relevant, including as set forth in the Partnership’s Annual Report on Form 20-F for the year ended December 31, 2018 and the Partnership’s Quarterly Reports on Form 6-K for the quarters ended March 31, 2019 and June 30, 2019; ii. Reviewed the Management Projections that were prepared and furnished to us by management of the Partnership during June 2019 and subsequently updated by management of the Partnership on September 26, 2019; iii. Reviewed certain internal projected financial and operating data and assumptions relating to the Partnership that were prepared by management of the Partnership and included in the Strategic Business Plan presented to the Board of Directors of the Partnership GP on September 19, 2019 (the “Revised Draft Plan”); iv. Discussed with management of the Partnership their assessment of the past and current operations of the Partnership, the current financial condition of the Partnership, the prospects of the Partnership and the historical and projected financial and operating data and assumptions relating to the Partnership, (including management’s views of the risks and uncertainties of achieving such projections); v. Reviewed the reported prices and the historical trading activity of the Common Units; vi. Compared the financial performance of the Partnership and its stock market trading multiples with those of certain other publicly traded partnerships and companies that we deemed relevant; vii. Compared the financial performance of the Partnership and the transaction multiples implied by the Merger with the financial terms and transaction multiples of certain historical transactions that we deemed relevant; viii. Reviewed a draft of the Merger Agreement dated September 28, 2019 and a draft of the Equity Commitment Letter dated September 23, 2019; and ix. Performed such other analyses and examinations, held such other discussions, reviewed such other information and considered such other factors that we deemed appropriate. 11

Overview of Evercore Process Evercore Evaluation Process: Selected Provisions   For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of all of the information publicly available and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Partnership that they are not aware of any facts or circumstances that would make such information inaccurate or misleading   After discussing the Management Projections and the Revised Draft Plan with the Conflicts Committee, at the direction of the Conflicts Committee, for purposes of our analysis and opinion, we have relied upon the Management Projections   With respect to the Management Projections, we have assumed, with the Conflicts Committee’s consent, that such data has been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Partnership as to the future financial performance of the Partnership under the assumptions reflected therein   We express no view as to any projected financial or operating data relating to the Partnership, or any judgments, estimates or assumptions on which they are based   Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market, regulatory and other conditions and circumstances as they exist and as can be evaluated by us on the date hereof   It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion   We do not express any view on, and our opinion does not address, the fairness of the Merger to, or any consideration received in connection therewith by, any other person, including the holders of any other class of securities, creditors or other constituencies of the Partnership, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Partnership or the Partnership GP, or any class of such persons, whether relative to the Merger Consideration or otherwise   We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger including, without limitation, the structure or form of the Merger, the Unit Election, the Rollover Units or any term or aspect of the Restated Partnership Agreement 12

III. Partnership Situation Analysis

Partnership Situation Analysis Summary Market Data Market Capitalization ($ in millions, except per unit amounts) Balance Sheet and Credit Data As of June 30, 2019 As of September 27, 2019 Total Partnership Units Outstanding1 Common Unit Price 52-Week High 52-Week Low 414.378 $1.17 2.45 1.03 Cash & Restricted Cash FPSO JV Cash (50.0% Basis) Short-Term Debt Long-Term Debt2,3 FPSO JV Debt (50.0% Basis) $210.5 51.1 487.0 2,714.6 368.8 Total Equity Value Plus: Series A, B & E Preferred Equity (Liquidation Value) Plus: Net Debt (Including FPSO JVs) Plus: Noncontrolling Interest $484.8 395.0 3,308.7 36.3 Total Debt Net Debt Plus: Noncontrolling Interest Plus: Series A, B & E Preferred Equity (Liquidation Value) Plus: Market Capitalization (9/27/19) $3,570.4 $3,308.7 36.3 395.0 484.8 Enterprise Value $4,224.9 TOO Management Estimates Metric Yield/Multiple Net Market Capitalization Debt + Preferred / Total Capitalization Net Debt + Preferred / Net Market Capitalization Net Bank Debt / 2019E EBITDA Net Bank Debt / 2020E EBITDA Current Ratings (Senior Unsecured): Moody's S&P $4,224.9 89.1% 87.7% 4.5x 4.6 EV/Adj. EBITDA 2019E 2020E 2021E Distribution Yield Current $670.3 645.6 639.1 6.3x 6.5 6.6 $----% B3 B+ Unit Price and Distribution Information $5.00 $4.00 $3.00 $2.00 $1.00 $--$0.50 $0.40 $0.30 $0.20 $0.10 $--9/27/17 1/26/18 5/28/18 9/27/18 1/26/19 5/28/19 9/27/19 Distribution per Unit Unit Price Source: Partnership management, Partnership filings, FactSet as of September 27, 2019 Note: Adjusted EBITDA includes 50% FPSO JV interest 1. 2. 3. Includes 0.76% general partner interest and dilutive effect of 0.527 million RSUs Adjusted for debt issuance costs per Partnership’s 20-F for the quarter ended June 30, 2019 Includes $125 million GP loan reported as “Due to Related Parties” and $25.8 million for an arbitration payment provision 13 Distribution per Unit Unit Price 5/17/2019: The Initial Offer

Partnership Situation Analysis

Historical Trading Performance and Recent Events

Average Daily Trading Volume ($mm)	
1 Month	$0.18
3 Months	0.25
6 Months	0.45
9 Months	0.50
12 Months	0.55



10/29/2018: Announces settlement with Petrobras that is expected to increase the Partnership's revenues by approximately $91.0 million
1/8/2019: Eliminates quarterly Common Unit distribution from previously distributed $0.01 per unit
4/4/2019: Secures $414.0 million long-term credit facility obtaining financing for four Shuttle Tanker newbuilds
4/29/2019: TK agrees to sell remaining interests in TOO, consisting of 56.6 million Common Units, 17.3 million warrants, $25.0 million working capital loan and 49.0% GP interest, to Brookfield for $100.0 million cash consideration
5/1/2019: Secures $100.0 million revolving credit facility to refinance vessels in the Partnership's FPSO fleet
5/20/2019: Initial Offer of $1.05 in cash per Common Unit
9/11/2019: Exercises shuttle tanker newbuild option
Merger Consideration: $1.55
$1.17
Common Unit Price
Volume ($ in millions)
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$--
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$--
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19
Apr-19
May-19
Jun-19
Jul-19
Aug-19
Sep-19
$ Volume
Price

Source: Partnership filings, FactSet as of September 27, 2019

EVERCORE
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Partnership Situation Analysis Partnership Historical Trading Distribution Histogram Trading Analysis – 1 Year Period 75.0% 1.2x 60.0% 0.9x 0.7x 45.0% 0.6x 30.0% 0.3x 15.0% 0.0% 0.0x $1.00 - $1.25 $1.25 - $1.50 $1.50 - $1.75 $1.75 - $2.00 $2.00 - $2.50 % of Units Traded Cumulative Multiple of Public Float Histogram Trading Analysis – Since Initial Offer (5/17/19) 50.0% 1.2x 40.0% 0.9x 30.0% 0.6x 20.0% 0.3x 10.0% 0.0% 0.0x $1.00 - $1.05 $1.05 - $1.10 $1.10 - $1.15 $1.15 - $1.20 $1.20 - $1.25 % of Units Traded Cumulative Multiple of Public Float Source: Partnership management, Partnership filings, FactSet as of September 27, 2019 15 % of Units Traded % of Units Traded Cumulative Multiple of Public Float Cumulative Multiple of Public Float VWAP Since Initial Offer: $1.16 39.6% 11.8% 0.2x 27.7% 0.2x 20.9% 0.3x 0.0% 0.0x 0.9x0.9x 50.3%0.8x 0.5x 29.6% 11.6% 4.0%4.5% High Unit Price: $2.45 Date: 10/3/18 Low Unit Price: $1.03 Date: 5/20/19 Current Unit Price: $1.17 Date: 09/27/19 52-Week VWAP: $1.36

Partnership Situation Analysis Bond Trading Summary: Historical Prices and Yield-to-Worst $700 million 8.50% Senior Unsecured Notes Due July 2023 104 18.00% 102 15.00% 100 12.00% 98 9.00% 96 6.00% 94 3.00% 92 0.00% Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Price Yield-to-Worst - % Source: Partnership management, Partnership filings, FactSet as of September 27, 2019 16 Yield-to-Worst Price 5/17/19: Initial Offer of $1.05 per Common Unit 99 8.84% 8.5% Sr. Notes Outstanding: $700.0 MM Current Price: 99 YTD Average YTW: 9.1%

Partnership Situation Analysis Preferred Equity Trading Summary: Historical Prices and Yield-to-Worst Series A $150 million 7.25% Preferred Stock Price Yield-to-Worst - % $30.00 16.0% $25.00 12.0% $20.00 8.0% $15.00 4.0% $10.00 --% Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Series B $125 million 8.50% Preferred Stock $30.00 16.0% $25.00 12.0% $20.00 8.0% $15.00 4.0% $10.00 --% Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Series E $115 million 8.88% Preferred Stock Price Yield-to-Worst - % $30.00 25.0% 20.0% 15.0% 10.0% 5.0% --% $25.00 13.5% $20.00 $15.00 $16.42 $10.00 Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Source: Bloomberg as of September 27, 2019 17 Yield-to-Worst Yield-to-Worst Yield-to-Worst Price Price Price 5/17/19: Initial Offer of $1.05 per Common Unit Current Price: $16.42 Current YTW: 13.5% Price Yield-to-Worst - % 13.5% $16.20 5/17/19: Initial Offer of $1.05 per Common Unit Current Price: $16.20 Current YTW: 13.5% 11.0% $17.02 5/17/19: Initial Offer of $1.05 per Common Unit Current Price: $17.02 Current YTW: 11.0%

Partnership Situation Analysis Asset Overview Summary TOO Breakdown by Business Segment1 Average Remaining Charter Duration (Years)2 Forward Fixed-Rate Revenue FSO 6% 4.0 Shuttle Tankers 47% FPSO 47% 2019E Adjusted EBITDA Towage 1% UMS/Other -1% FSO 14% Shuttle Tankers 36% FPSO 48% Shuttle Tankers FPSO FSO Towage UMS/Other Source: Partnership management, Partnership filings Note: Adjusted EBITDA includes 50% FPSO JV interest 1. 2. Excludes Libra and Itajai joint ventures As provided by Partnership management 18 Total: $670mm Total: $4,895mm 3.4 2.8 NA NA Fleet Average: 3.4 years

Partnership Situation Analysis

FPSO Asset Overview

Overview

FPSO – On the Water

#	Vessel	Capacity (bbl/day)	Year Built	Ownership (%)	Charterer	Charter Type	Charter Expiry (Firm Period)	Charterer Extension Option Term / Rate
1.	Petrojarl Knarr[1]	63,000 bbls	2014	100%	Shell	TC	March-2025[4]	10 x 1 year / Varies
2.	Petrojarl I	46,000 bbls	1986	100%	ENAUTA	TC	May-2022	NA
3.	Voyageur Spirit	30,000 bbls	2008	100%	Premier	TC	April-2020	NA
4.	Piranema Spirit	30,000 bbls	2007	100%	Petrobras	TC	June-2020	NA
5.	Libra	50,000 bbls	2017	50%	Petrobras	TC	December-2029[2]	NA
6.	Itajai	80,000 bbls	2012	50%	Petrobras	TC	February-2022[3]	6 x 1 year / 85% Original Rate
7.	Petrojarl Varg	57,000 bbls	1998	100%	None	NA	Lay-up	NA
8.	Ostras	25,000 bbls	1981	100%	None	NA	Lay-up	NA

Indicates Vessel Currently in Lay-up

Source: Partnership management, Partnership filings

1. Petrojarl Knarr charter has annual right to terminate for a fee beginning in March 2025
2. The charterer has options to extend the contract to November 2037
3. The charterer has options to extend the contract to February 2028
4. The contract has a 10-year duration with a firm period expiring in March 2025, although the charterer has the annual right to terminate the contract after March 2021 subject to payment of certain termination fees for early cancellation. The charterer has options to extend the service contract to 2035

EVERCORE 19

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN GRANTED WITH RESPECT TO THIS OMITTED INFORMATION.

Partnership Situation Analysis

Towage, FSO and UWS Asset Overview

Overview

	#	Vessel	Capacity (tonnes, dwt, berths)	Year Built	Ownership (%)	Charterer	Charter Type	Charter Expiry (Firm Period)
Long-Haul Towage	1.	ALP Centre	306 tonnes	2010	100%	Various	Spot	NA
Long-Haul Towage	2.	ALP Guard	301 tonnes	2009	100%	Various	Spot	NA
Long-Haul Towage	3.	ALP Winger	220 tonnes	2007	100%	Various	Spot	NA
Long-Haul Towage	4.	ALP Forward	220 tonnes	2008	100%	Various	Spot	NA
Long-Haul Towage	5.	ALP Ippon	207 tonnes	2007	100%	Various	Spot	NA
Long-Haul Towage	6.	ALP Keeper	300 tonnes	2018	100%	Various	Spot	NA
Long-Haul Towage	7.	ALP Striker	300 tonnes	2016	100%	Various	Spot	NA
Long-Haul Towage	8.	ALP Defender	300 tonnes	2017	100%	Various	Spot	NA
Long-Haul Towage	9.	ALP Sweeper	300 tonnes	2017	100%	Various	Spot	NA
Long-Haul Towage	10.	ALP Ace	197 tonnes	2006	100%	Various	Spot	Lay-up
FSO – OTW	11.	Gina Krog[1,2]	124,502 dwt	1995	100%	Equinor	TC	October-2020
FSO – OTW	12.	Falcon Spirit[3]	124,472 dwt	1986	100%	Qatar Petroleum	TC	June-2022
FSO – OTW	13.	Dampier Spirit[1]	106,668 dwt	1987	100%	Jadestone	TC	August-2024
FSO – OTW	14.	Suksan Salamander[1]	78,228 dwt	1993	100%	TK / Ophir	BB	August-2024
FSO – OTW	15.	Apollo Spirit[4]	129,019 dwt	1978	89%	TK / CNR	BB	June-2020
UMS	16.	Arendal Spirit	500 berths	2015	100%	NA	NA	Lay-up

Indicates Vessel Currently in Lay-up

Source: Partnership management, Partnership filings
1. Charterer has option to extend the time charter
2. The vessel was converted into an FSO unit in 2017
3. Charterer has early termination rights for [redacted] notice period
4. Charterer is required to charter the vessel for as long as Teekay Corporation's Petrojarl Banff FPSO unit produces in the Banff Field in the North Sea

EVERCORE
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TEEKAY OFFSHORE PARTNERS

Partnership Situation Analysis

Shuttle Tanker Asset Overview

Overview

	#	Vessel	Production Capacity (dwt)	Year Built	Ownership (%)	Charterer	Charter Expiry (Firm Period)
Time Charter	1.	Samba Spirit	154,000 dwt	2013	100%	Shell	June-2023
Time Charter	2.	Lambada Spirit	154,000 dwt	2013	100%	Shell	July-2023
Time Charter	3.	Bossa Nova Spirit	154,000 dwt	2013	100%	Shell	November-2023
Time Charter	4.	Sertanejo Spirit	154,000 dwt	2013	100%	Shell	January-2024
Time Charter	5.	Navion Anglia	126,360 dwt	1999	100%	Equinor[2]	November-2019
Time Charter	6.	Nansen Spirit	106,000 dwt	2010	100%	Equinor[2]	February-2020
Time Charter	7.	Peary Spirit	106,000 dwt	2011	100%	Equinor[2]	March-2020
Time Charter	8.	Beothuk Spirit	155,000 dwt	2017	100%	BWTTS	June-2030
Time Charter	9.	Norse Spirit	155,000 dwt	2017	100%	BWTTS	June-2030
Time Charter	10.	Dorset Spirit	155,000 dwt	2018	100%	BWTTS	June-2030
Time Charter	11.	Aurora Spirit[4]	125,000 dwt	2019	100%	Equinor[2]	April-2027
Time Charter	12.	Tide Spirit[4]	125,000 dwt	2020	100%	Equinor[2]	April-2032
Time Charter	13.	Petronordic	92,995 dwt	2002	100%	TK -> BP	March-2022
Time Charter	14.	Petroatlantic	92,968 dwt	2003	100%	TK -> BP	March-2022
Time Charter	15.	Stena Sirita[1]	126,873 dwt	1999	50%	ExxonMobil	July-2019; to be sold
Contract of Affreightment	16.	Wind Spirit[4]	103,000 dwt	2021	100%	CoA	CoA
Contract of Affreightment	17.	Navion Oceania	126,355 dwt	1999	100%	CoA	CoA
Contract of Affreightment	18.	Navion Hispania	126,183 dwt	1999	100%	CoA	CoA
Contract of Affreightment	19.	Amundsen Spirit	106,000 dwt	2010	100%	CoA	CoA
Contract of Affreightment	20.	Scott Spirit	106,000 dwt	2011	100%	CoA	CoA
Contract of Affreightment	21.	Navion Oslo	100,257 dwt	2001	100%	CoA	CoA
Contract of Affreightment	22.	Rainbow Spirit[4]	125,000 dwt	2020	100%	CoA	CoA
Contract of Affreightment	23.	Current Spirit[4]	125,000 dwt	2020	100%	CoA	CoA
Contract of Affreightment	24.	Wave Spirit[4]	103,000 dwt	2020	100%	CoA	CoA
Contract of Affreightment	25.	Stena Natalita[1]	108,073 dwt	2001	50%	CoA	CoA
Contract of Affreightment	26.	Heather Knutsen	148,644 dwt	2005	Chartered-In	CoA	January-2020
Contract of Affreightment	27.	Grena Knutsen	147,500 dwt	2003	Chartered-In	CoA	November-2019
Spot	28.	Nordic Brasilia	151,294 dwt	2004	100%	Various	Spot
Spot	29.	Nordic Rio[1]	151,294 dwt	2004	50%	Various	Spot
BB	30.	Navion Stavanger	148,729 dwt	2003	100%	Transpetro	July-2020
BB	31.	Navion Bergen	105,641 dwt	2000	100%	Petrobras[3]	April-2020
BB	32.	Navion Gothenburg	152,244 dwt	2006	50%	Petrobras[3]	July-2020

Indicates Newbuild

Source: Partnership management, Partnership filings

Note: "CoA" refers to contracts of affreightment, "TC" refers to time charters, "BB" refers to bareboat charters, "NB" refers to newbuilding

1. Owned through a 50% owned subsidiary, the parties share in the profits and losses of the subsidiary in proportion to each party's relative ownership; 2. Under the terms of a master agreement with Equinor, the vessels are chartered under individual fixed-rate annually renewable time-charter contracts. The number of vessels may be adjusted annually based on the requirements of the fields serviced. It is expected that between one and three vessels will be required by Equinor annually. The vessels currently on time-charter to Equinor may be replaced by vessels currently servicing contracts of affreightment or other time-charter contracts; 3. Charterer has the right to purchase the vessel at end of the bareboat charter; 4. Four of the six newbuildings will operate in the North Sea contract of affreightment fleet and two will operate under the master agreement with Equinor

EVERCORE

21

Partnership Situation Analysis TOO Management Projections General Assumptions Management Projections TOO 2019E 2020E 2021E 2022E 2023E 2024E 2019) Source: Partnership management 22 No material changes from materials previously presented to Conflicts Committee FPSOs No material changes from materials previously presented to Conflicts Committee Shuttle Tankers No material changes from materials previously presented to Conflicts Committee FSO No material changes from materials previously presented to Conflicts Committee Towage and Other $66 $65 $62 $61 $60 NA Brent Forward Curve, $ / bbl (May 8, 8.34 8.29 8.53 8.49 8.46 NA NOK/USD (Average) (May 7, 2019) 2.50% 2.06% 1.96% 2.04% 2.14% NA LIBOR (May 16, 2019) No distributions to Common Unitholders throughout the forecast period. Continued distribution to preferred equity Quarterly Distributions Assumed in 2019/2020: Claim 1: $19mm settlement + $4mm legal costs (capitalized), Claim 2: no settlement + $12.8mm legal costs (capitalized), Claim 3: $25.8mm net arbitration payment Legal Claims/Settlement

Partnership Situation Analysis Management Projections Adjusted EBITDA ($ in millions) $700.0 $650.0 $600.0 $550.0 $500.0 $450.0 $400.0 $350.0 $300.0 $250.0 $200.0 $150.0 $100.0 $50.0 $--($4.2) ($8.4) 2019E 2020E 2021E 2022E 2023E ($50.0) FPSO FSO Shuttle Tankers Towage Other Source: Partnership management Note: Adjusted EBITDA includes 50% FPSO JV interest 23 $670.3 $250.2 $7.7 $645.6 $639.1 $19.1 $47.7 $596.7 $253.5 $281.9 $6.2 $54.5 $516.4 $283.3 $9.0 $53.3 $10.7 $257.4 $93.6 $82.7 $327.2 $47.1 $294.5 $43.6 $256.2 $206.3 $39.2 $155.6 FPSOs/FSOs 62.8% 58.4% 47.5% 41.9% 37.7% Shuttle Tankers 37.3% 39.3% 44.1% 47.5% 49.9% Towage/Other (0.1%) 2.3% 8.4% 10.6% 12.4%

Partnership Situation Analysis

Management Projections: Partnership GAAP Financial Projections

($ in millions)

Provided by Partnership Management (GAAP)

	For the Years Ending December 31,				
	2019E	2020E	2021E	2022E	2023E
Net Voyage Revenue	**$1,140.9**	**$1,084.6**	**$1,003.8**	**$998.0**	**$910.7**
Expenses					
Operating Expenses	($444.4)	($436.8)	($397.8)	($391.6)	($376.2)
Charter Hire Expense	(51.0)	(32.2)	(6.9)	(50.9)	(58.1)
General & Administrative	(71.9)	(67.2)	(56.5)	(52.2)	(52.1)
Total Expenses	**($567.3)**	**($536.3)**	**($461.2)**	**($494.7)**	**($486.4)**
EBITDA	**$573.7**	**$548.3**	**$542.7**	**$503.3**	**$424.3**
Less: Depreciation Expense	(324.2)	(319.3)	(327.0)	(332.6)	(325.9)
Less: Drydock Amortization	(29.4)	(28.0)	(28.3)	(32.3)	(35.6)
EBIT	**$220.1**	**$201.1**	**$187.3**	**$138.3**	**$62.8**
Less: Interest Expense	(220.8)	(218.6)	(216.0)	(207.9)	(198.7)
EBT	**($0.7)**	**($17.6)**	**($28.7)**	**($69.6)**	**($135.9)**
Plus: Equity Income from JVs	36.5	49.8	53.7	52.9	53.2
Less: Other	(0.6)	(0.1)	--	--	--
Less: Tax Expense	(6.0)	(5.9)	(4.9)	(1.9)	(1.7)
Net Income / (Loss)	**$29.1**	**$26.3**	**$20.0**	**($18.7)**	**($84.4)**
Adjusted EBITDA	**$670.3**	**$645.6**	**$639.1**	**$596.7**	**$516.4**
Cash Flow Detail					
Cash Flow from Operations	**$290.6**	**$339.0**	**$359.8**	**$327.6**	**$245.8**
Prepayment of Long-Term Debt	($454.9)	$--	$--	$--	$--
Scheduled Repayment of Long-Term Debt	(630.0)	(632.5)	(564.1)	(789.1)	(1,120.0)
Proceeds from Issuance of Long-Term Debt	1,091.8	669.9	340.8	435.2	858.0
Distributions to Noncontrolling Interest	(2.8)	2.6	9.4	(7.1)	(7.0)
Cash Distributions Paid to Preferred Shares	(31.8)	(31.8)	(31.8)	(31.8)	(31.8)
Cash Flow from Financing	**($27.7)**	**$8.2**	**($245.6)**	**($392.8)**	**($300.7)**
Vessel & Equipment Capital Expenditures	($347.3)	($416.8)	($101.3)	($73.1)	$--
Proceeds from Vessel Dispositions & Equipment Sales	46.0	20.5	12.0	13.0	16.0
Cash Flow from Investing	**($301.3)**	**($396.3)**	**($89.3)**	**($60.1)**	**$16.0**
Change in Cash	***($38.5)***	***($49.1)***	***$24.9***	***($125.3)***	***($38.9)***
Ending Cash Balance	***186.5***	***137.4***	***162.3***	***37.0***	***(1.9)***
Ending Debt Balance	***3,112.6***	***3,150.0***	***2,926.7***	***2,572.8***	***2,310.8***
Net Debt / EBITDA	***5.1x***	***5.5x***	***5.1x***	***5.0x***	***5.5x***
Total Liquidity	***$190.9***	***$141.8***	***$166.7***	***$41.4***	***$2.4***
Minimum Liquidity Covenants Requirement	***155.6***	***157.5***	***146.3***	***128.6***	***115.5***
Liquidity Surplus / (Deficit)	***$35.3***	***($15.7)***	***$20.3***	***($87.3)***	***($113.1)***

Source: Partnership management
Note: Adjusted EBITDA includes 50% FPSO JV interest

EVERCORE

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TEEKAY OFFSHORE PARTNERS

Partnership Situation Analysis Revised Draft Plan Projections Summary   As part of its analysis, Evercore also reviewed the Revised Draft Plan  The management of the Partnership informed Evercore that the Management Projections are largely based on business and contracts currently in place, while the Revised Draft Plan introduces a number of assumptions regarding future business opportunities, some for which assumptions are made on matters outside of the Partnership’s control  Management of the Partnership informed Evercore that the Revised Draft Plan was prepared for informational purposes as an initial step of a strategic planning exercise and was not approved by the Board of Directors of the Partnership GP After discussing the Management Projections and the Revised Draft Plan with the Conflicts Committee, at the direction of the Conflicts Committee, for purposes of our analysis and opinion, Evercore has relied solely upon the Management Projections     Evercore reviewed with the Conflicts Committee that the Revised Draft Plan had generally more conservative operating assumptions, except for certain assumptions regarding future acquisitions   On the following page, Evercore has prepared a comparison of Adjusted EBITDA by segment of the Management Projections, the Revised Draft Plan and the Revised Draft Plan adjusted to exclude the impact of certain future illustrative acquisitions (the “Adjusted Revised Draft Plan”) Source: Partnership management 25

Partnership Situation Analysis Management Projections, Revised Draft Plan and Adjusted Revised Draft Plan – Adjusted EBITDA Comparison ($ in millions) $750 $8 $8 $8 $620 0) - ($50) Proj. Draft Plan Revised Draft Plan Proj. Draft Plan Revised Draft Plan Proj. Draft Plan Revised Draft Plan Proj. Draft Plan Revised Draft Plan Proj. Draft Plan Revised Draft Plan FPSO FSO Shuttle Tankers Towage Other Source: Partnership management Note: Adjusted EBITDA includes 50% FPSO JV interest; Adjusted Revised Draft Plan excludes $95mm EBITDA annual contribution from the impact of certain future illustrative acquisitions with effective date of Q3 2020E 26 FPSO/FSO 63% 63% 63% Shuttle Tanker 37% 37% 37% Towage/Other (0%) (0%) (0%) 58% 63% 62% 39% 36% 38% 2% 1% 1% 47% 54% 47% 44% 39% 46% 8% 7% 8% 42% 52% 44% 47% 41% 48% 11% 7% 9% 38% 43% 32% 50% 48% 58% 12% 8% 10% $646 $644 $668 $639 $679 $563 $650 $550 $450 $350 $250 $150 $50 $670 $670 $670 $250 ($8) $250 ($8) $250 ($ $597 $50 $584 $43 $573 8) $19 ($4) $233 $48 $6 $254 ($10 ($1 $279 $262 $233 $282 $55 $9 $50 $--$43 $1 $516 $47 $468 $283 $279 $262 $53 $11 $273 $257 $47 $-$94 $94 $94 $273 $80 $80 $83 $48 $41 $327 $327 $327 $326 $47 $314 $309 $302 ) $295 $256 $48 $41 $44 $35 $219 $206 $214 $39 $208 $156 $35 $113 Mgmt Revised Adj. Mgmt Revised Adj. Mgmt Revised Adj. Mgmt Revised Adj. Mgmt Revised Adj. 2021E 2022E 2023E 2020E 2019E

IV. Valuation of the Common Units

Valuation of the Common Units

Valuation Methodologies

Evercore utilized the TOO Management Projections and the following methodologies to analyze the value of the Common Units:

Methodology	Description	Metrics/Assumptions
Discounted Cash Flow Analysis ("DCF")	■ Values the Common Units on the concept of the time value of money ■ Based on the TOO Management Projections, Evercore: ▶ Utilized varying WACC discount rates to derive valuation ranges for TOO's assets based on their unlevered cash flows ▶ Calculated terminal values based on a range of multiples of EBITDA as well as a range of perpetuity growth rates	■ Discounted the projected cash flows to June 30, 2019 ■ EBITDA exit multiple of 7.50x to 8.50x ■ Perpetuity growth rate of 1.50% to 2.00% ■ WACC of 9.0% to 10.0% based on capital asset pricing model ("CAPM")
Public Market Trading Analysis	■ Values the Common Units based on current market enterprise value multiples of relevant EBITDA metrics ■ Public market companies: Golar LNG Partners L.P., Höegh LNG Partners LP, KNOT Offshore Partners LP and BW Offshore Ltd.	■ Enterprise value / EBITDA multiples applied to 2019E and 2020E Adjusted EBITDA
Sum-of-the-Parts Analysis ("SOTP")	■ Values the Common Units based on the implied intrinsic value of TOO's respective vessel segments: ▶ Values FPSOs based on current market enterprise value multiples of relevant EBITDA multiples ▶ Values Shuttle Tankers based on third party appraisals ▶ Values FSOs based on current market enterprise value multiples of relevant EBITDA ▶ Values Towage assets based on third party appraisals ▶ Values FAU/UMS asset based on third party appraisals ■ Total implied asset value from TOO's respective vessel segments adjusted by segment level secured debt and cash and corporate level unsecured debt, cash and preferred equity	■ Vessel appraisals from third party broker as provided by Partnership management
Reference Range: Precedent M&A Transactions Analysis	■ Values the Common Units based on multiples of transaction value to EBITDA in historical transactions involving FPSO, Shuttle Tanker and Towage assets similar to those owned by the Partnership	■ Enterprise value / EBITDA multiples applied to 2019E

EVERCORE
27
TEEKAY OFFSHORE PARTNERS

Valuation of the Common Units Valuation Summary High / Low $4.50 $4.00 $3.50 $3.00 $2.50 $2.30 $2.00 $1.50 $1.41 $1.24 $1.00 $0.68 $0.50 $--Assumptions Low/HighCurrent: Source: Partnership management, Partnership filings, FactSet as of September 27, 2019 Note: This summary of certain analyses is provided for illustrative purposes. It does not represent all of the analyses performed by Evercore and should be considered with the information elsewhere in this presentation 28 TOO Common Unit Valuation Range ($ per unit) 9.00% - 10.00% WACC 2023E EBITDA Perpetuity Exit Multiple: Growth Rate: 7.50x - 8.50x 1.50% - 2.00% 2019E EBITDA: 2020E EBITDA: $670.3 million $645.6 million EBITDA Multiple: EBITDA Multiple: 6.00x - 7.00x 5.75x - 6.75x As Described on Pages 31-32 2019E EBITDA: $670.3 million EBITDA Multiple: 6.20x - 7.00x All Selected Buy-ins Median Premium: 1-Day: 10.3% 30-Day VWAP: 10.2% 60-Day VWAP: 10.7% Cash Buy-ins 1-Day Min/Max: (9%)/31% 52-Week 113.6% - 47.8% 52-Week Low/High-Offer: 150.5% - 63.3% Discounted Cash Flow Analysis Public Market Trading Analysis Sum-of-the-Parts Reference Ranges EBITDA Multiple Perpetuity Growth Rate 2019E EBITDA 2020E EBITDA Analysis Precedent M&A: 2019E EBITDA MLP Premiums Paid 52-Week $2.33 $2.30 $2.45 $1.70 $1.49 $1.59 $1.33 ($0.07) ($0.62) $1.05 $1.11 $1.03 $0.52 $0.58 All Cash Selected Buy-ins Reference Merger Consideration: $1.55 TOO Common Unit Price (9/27/19): $1.17 Unaffected Common Unit Price (5/16/19): $1.21

Valuation of the Common Units

Discounted Cash Flow Analysis

($ in millions, except per unit amounts)

	For the Six Months Ending December 31, 2019E	For the Years Ending December 31, 2020E	2021E	2022E	2023E	Terminal Value: EBITDA Exit Multiple	Terminal Value: Perpetuity Growth Rate
Adjusted EBITDA	$320.5	$645.6	$639.1	$596.7	$516.4	$516.4	$516.4
Less: Drydock Expense[1]	(8.9)	(35.0)	(29.9)	(21.5)	(28.4)		(28.7)
Less: Vessel & Equipment Capital Expenditures	(223.2)	(416.8)	(101.3)	(73.1)	--		--
Plus: Proceeds from Vessel Dispositions & Equipment Sales	12.5	20.5	12.0	13.0	16.0		--
Less: Increase in Net Working Capital	(28.1)	5.9	3.7	5.5	(6.7)		--
Less: Replacement Capital Expenditures[2]	--	--	--	--	--		(160.0)
Unlevered Free Cash Flow	**$72.8**	**$220.3**	**$523.6**	**$520.6**	**$497.3**	**$516.4**	**$327.6**
EBITDA Exit Multiple / Perpetuity Growth Rate						8.00x	1.75%
Terminal Value						$4,130.8 -	$4,301.3
Present Value of Terminal Value @ 9.5% WACC						$2,744.9 -	$2,858.2
Plus: Present Value of Unlevered Free Cash Flow @ 9.5% WACC						1,450.8	
Implied Enterprise Value Range						**$4,195.7 -**	**$4,309.0**
Less: Net Debt Outstanding as of June 30, 2019						(2,991.1)	
Less: FPSO JV Net Debt						(317.6)	
Less: Series A, B & E Preferred Equity (Liquidation Value)						(395.0)	
Less: Noncontrolling Interest						(36.3)	
Implied Equity Value Range						**$455.6 -**	**$568.9**
Total Partnership Units Outstanding[3]						414.378	
Implied Value per Common Unit Range						**$1.10 -**	**$1.37**

EBITDA Exit Multiple Sensitivities

WACC \ EBITDA Exit Multiple	7.50x	7.75x	8.00x	8.25x	8.50x
9.00%	$0.86	$1.07	$1.28	$1.49	$1.70
9.25%	0.77	0.98	1.19	1.40	1.61
9.50%	0.69	0.89	1.10	1.31	1.51
9.75%	0.60	0.81	1.01	1.22	1.42
10.00%	0.52	0.72	0.92	1.13	1.33

TOO Common Unit Range $0.52 - $1.70

Perpetuity Growth Rate Sensitivities

WACC \ Perpetuity Growth Rate	1.50%	1.63%	1.75%	1.88%	2.00%
9.00%	$1.77	$1.91	$2.04	$2.18	$2.33
9.25%	1.45	1.57	1.70	1.83	1.96
9.50%	1.14	1.26	1.37	1.49	1.62
9.75%	0.85	0.96	1.07	1.18	1.30
10.00%	0.58	0.68	0.78	0.89	1.00

TOO Common Unit Range $0.58 - $2.33

Source: Partnership management, Partnership filings
Note: Debt inclusive of $25.8 million for an arbitration payment provision
1. Drydock expenses in perpetuity growth rate terminal year represents the average value from 2020E to 2023E
2. Replacement capital expenditures in perpetuity growth rate terminal year represents vessel appraisal of fleet provided by TOO management multiplied by depreciation factor of 4.5%
3. Includes 0.76% general partner interest and dilutive effect of 0.527 million RSUs; unit count detail provided by TOO management

EVERCORE 29 TEEKAY OFFSHORE PARTNERS

Valuation of the Common Units

Public Market Trading Analysis

($ in millions, except per unit / share amounts)

Business Overview

Partnership / C-Corp	Business Description	Remaining Charter Duration
Golar LNG Partners L.P.	Owner and operator of marine-based LNG midstream infrastructure, active in the liquefaction, transportation and regasification of natural gas. Interest in FLNG Hilli represents ~50% of LTM EBITDA and FSRUs and conventional LNG shipping represents ~50% of LTM EBITDA	9.9 years
Hoegh LNG Partners LP	Pure-play owner and operator of FSRUs	11.6
KNOT Offshore Partners LP	Pure-play owner and operator of shuttle tankers	7.8
BW Offshore Ltd.	Primarily owner and operator of FPSOs with a small E&P upstream business. The FPSO and E&P upstream business represented 89% and 11% of total revenue and 90% and 10% of EBITDA in Q4 2018, respectively	4.5
Teekay Offshore Partners L.P.	**Owner and operator of FPSOs, FSOs, Shuttle Tankers, Towage vessels and UMSs**	**3.4**

Public Market Trading Metrics

Partnership / C-Corp	Primary Vessel Type Owned	Price 9/27/19	% of 52-Week High	Equity Value	Enterprise Value	EV / EBITDA 2019E	EV / EBITDA 2020E	Total Debt / LTM EBITDA	Distribution Yield Current	Distribution Yield 2019E	Distribution Yield 2020E
Golar LNG Partners L.P.	LNG / FSRUs	$9.62	62.1%	$680.3	$2,037.1	9.1x	8.5x	6.1x	16.8%	16.8%	16.8%
Hoegh LNG Partners LP	FSRUs	15.57	77.9%	517.9	1,064.6	9.9	9.0	5.7	11.3%	11.3%	11.3%
KNOT Offshore Partners LP	Shuttle Tankers	18.89	85.7%	629.2	1,724.6	8.1	8.2	5.2	11.0%	11.0%	11.0%
BW Offshore Ltd.	FPSOs	6.79	82.4%	1,257.1	2,656.5	3.8	3.9	2.6	--%	--%	--%
Mean						**7.7x**	**7.4x**	**4.9x**	**9.8%**	**9.8%**	**9.8%**
Median						**8.6**	**8.3**	**5.4**	**11.2%**	**11.2%**	**11.2%**
Teekay Offshore Partners L.P. (9/27/19)[1]	**FPSOs/Shuttle**	**$1.17**	**47.8%**	**$484.8**	**$4,224.9**	**6.3x**	**6.5x**	**5.4x**	**--%**	**--%**	**--%**
Teekay Offshore Partners L.P. (5/16/19)[1]	**FPSOs/Shuttle**	**$1.21**	**38.8%**	**$501.3**	**$4,279.6**	**6.4x**	**6.6x**	**5.4x**	**--%**	**--%**	**--%**

Source: Partnership management, public filings, press releases, Wall Street research, FactSet as of September 27, 2019

Note: Golar LNG Partners L.P., Höegh LNG Partners LP, KNOT Offshore Partners LP and Teekay Offshore Partners L.P. classify as Partnerships; BW Offshore Ltd. classifies as a C-Corp; metrics include restricted cash and respective general partner interest

1. Metrics on a proportional basis and include the effects of JVs and include $25.8 million arbitration payment provision

EVERCORE

30

Valuation of the Common Units Public Market Historical EV / NTM EBITDA Historical Enterprise Value / NTM EBITDA Trading Multiples 14.0x $120.00 12.0x $100.00 10.0x $80.00 8.0x $60.00 6.0x $40.00 4.0x $20.00 2.0x 0.0x $--Sep-11 Jul-12 May-13 Feb-14 Dec-14 Sep-15 Jul-16 May-17 Feb-18 WTI Dec-18 Sep-19 TOO BWO Average GMLP, HMLP, KNOP Source: Partnership filings, FactSet as of September 2019 Note: TOO EV/NTM EBITDA and average EV/NTM EBITDA shown through December 31, 2018 31 WTI ($/bbl) EV/NTM EBITDA Four Year Averages TOO5.9x BWO 5.1 Average GMLP, HMLP, KNOP 8.4 8.8x 8.4x 5.9x 5.6x 5.1x 3.8x Last Four Years Average TOO EV/NTM Multiple Last Four Years Average BWO EV/NTM Multiple Last Four Years Average GMLP, HMLP, KNOP EV/NTM Multiple

Valuation of the Common Units

Public Market Trading Analysis: TOO Management Projections

($ in millions, except per unit amounts)

Public Market Trading Analysis Summary Results

2019E Public Market Trading Summary			
2019E Adjusted EBITDA		$670.3	
EBITDA Multiple	6.00x	-	7.00x
Implied Enterprise Value Range	**$4,021.8**	-	**$4,692.1**
Less: Net Debt Outstanding as of June 30, 2019		(2,991.1)	
Less: FPSO JV Net Debt		(317.6)	
Less: Series A, B & E Preferred Equity (Liquidation Value)		(395.0)	
Less: Noncontrolling Interest		(36.3)	
Implied Equity Value Range	**$281.8**	**-**	**$952.1**
Total Partnership Units Outstanding[1]		414.378	
Implied Value per Common Unit Range	**$0.68**	**-**	**$2.30**

2020E Public Market Trading Summary			
2020E Adjusted EBITDA		$645.6	
EBITDA Multiple	5.75x	-	6.75x
Implied Enterprise Value Range	**$3,712.2**	-	**$4,357.8**
Less: Net Debt Outstanding as of June 30, 2019		(2,991.1)	
Less: FPSO JV Net Debt		(317.6)	
Less: Series A, B & E Preferred Equity (Liquidation Value)		(395.0)	
Less: Noncontrolling Interest		(36.3)	
Implied Equity Value Range	**($27.8)**	**-**	**$617.8**
Total Partnership Units Outstanding[1]		414.378	
Implied Value per Common Unit Range	**($0.07)**	**-**	**$1.49**

Source: Partnership management, public filings, press releases, FactSet
Note: Debt inclusive of $25.8 million an arbitration payment provision
1. Includes 0.76% general partner interest and dilutive effect of 0.527 million RSUs; unit count detail provided by TOO management

EVERCORE 32

Valuation of the Common Units Sum-of-the-Parts Analysis: TOO Management Projections – Proportional Basis ($ in millions) FPSO Summary Results FPSOs (Including JVs) - EBITDA Multiple Method 2019E EBITDA Implied EBITDA Multiple $327.2 - 4.0x 6.0x Implied FPSO Enterprise Value Range Plus: FPSO Cash Less: FPSO Secured Debt $1,308.9 - 51.1 (1,019.8) $1,963.4 Shuttle Tanker Summary Results Shuttle Tankers - Vessel Appraisal Method Shuttle Tanker Appraisal Value Less: Secured Debt (Proportional Basis)1 Less: Remaining Newbuild Capital Expenditures as of Q2 2019 $2,079.2 (973.4) (620.3) FSO Summary Results FSO - EBITDA Multiple Method 2019E EBITDA Implied EBITDA Multiple $93.1 - 4.0x 6.0x Implied FSO Enterprise Value Range Less: FSO Secured Debt $372.3 $558.4 - (164.7) Source: Partnership management Note: Shuttle tanker summary does not include fourth ECC newbuild 1. Secured debt allocated proportionally by appraisal value on a vessel by vessel basis and adjusted for proportional ownership interest 33 Implied FSO Equity Value Range $207.5 - $393.7 Implied Shuttle Tanker Equity Value $485.5 - $485.5 Implied FPSO Equity Value Range (EBITDA Multiple Method) $340.3 $994.7

Valuation of the Common Units Sum-of-the-Parts Analysis: TOO Management Projections – Proportional Basis (cont’d) ($ in millions, except per unit amounts) Towage Summary Results Towage - Vessel Appraisal Method Towage Appraisal Value Less: Secured Debt $313.0 (244.1) FAU/UMS Summary Results FAU/UMS - Vessel Appraisal Method FAU/UMS Appraisal Value Less: Secured Debt $132.5 (43.6) Source: Partnership management 1. 2. Excludes debt issuance amortization cost and includes $25.8 million for an arbitration payment provision Includes 0.76% general partner interest and dilutive effect of 0.527 million RSUs; unit count detail provided by TOO management 34 Sum-of-the-Parts Consolidated Results Implied SOTP Vessel Segment Equity Value Range $1,102.2 - $1,942.8 Less: Unsecured Debt Outstanding as of June 30, 20191 ($1,175.6) Less: Series A, B & E Preferred Equity (Liquidation Value) (395.0) Plus: Cash & Restricted Cash as of June 30, 2019 210.5 Implied Net Asset Value ($257.9) - $582.7 Total Partnership Units Outstanding2 414.378 Implied Value per Common Unit Range ($0.62) - $1.41 Implied FAU/UMS Equity Value $88.9 Implied Towage Equity Value $68.9 - $68.9

Valuation of the Common Units

For Reference Only

Precedent M&A Transactions

($ in millions)

	Date Announced	Acquiror / Seller	Transaction Consideration & Asset Dropdown	Announced Transaction Value ($mm)	Implied Full Transaction Value / EBITDA	Remaining Duration (years)
Selected Corporate Transactions	***Offshore Production, Storage and Transportation***					
	4/29/2019	Brookfield Business Partners L.P. / Teekay Corporation	13.8% LP; 49.0% GP (TOO)	$100	6.3x	3.4 years
	7/26/2017	Brookfield Business Partners L.P. / Teekay Corporation	59.5% LP; 49.0% GP (TOO)	640	7.1	4.0
	6/21/2010	BW Offshore Ltd. / Prosafe Production Public Ltd.	70.1% Equity Interest	452	7.7	NA
	Mean				**7.4x**	**3.7 years**
	Median				**7.1**	**3.7**
Selected Dropdown Transactions	***Floating Storage Regasification Units (FSRUs) / Floating Liquified Natural Gas Facilities (FLNG)***					
	11/16/2017	Höegh LNG Partners LP / Höegh LNG Holdings Ltd.	Höegh Grace	$352	8.3x	9.0 years
	8/16/2017	Golar LNG Partners LP / Golar LNG Ltd.	Golar Hilli	658	8.0	8.6
	12/1/2016	Höegh LNG Partners LP / Höegh LNG Holdings Ltd.	Höegh Grace	370	9.0	10.0
	2/10/2016	Golar LNG Partners LP / Golar LNG Ltd.	Golar Tundra	330	7.5	5.3
	8/12/2015	Höegh LNG Partners LP / Höegh LNG Holdings Ltd.	Höegh Gallant	370	9.3	4.6
	12/15/2014	Golar LNG Partners LP / Golar LNG Ltd.	Golar Eskimo (Years 5-10)	390	9.3	5.0
	12/15/2014	Golar LNG Partners LP / Golar LNG Ltd.	Golar Eskimo (Years 1-5)	390	8.5	5.0
	12/5/2013	Golar LNG Partners LP / Golar LNG Ltd.	Golar Igloo	310	9.4	5.2
	7/9/2012	Golar LNG Partners LP / Golar LNG Ltd.	Nusantara Regas Satu	385	9.0	10.5
	10/6/2011	Golar LNG Partners LP / Golar LNG Ltd.	Golar Freeze	330	8.5	8.6
	Mean				**8.7x**	**7.2 years**
	Median				**8.7**	**6.9**
	Floating Production Storage and Offloading (FPSOs)					
	12/17/2014	Teekay Offshore / Teekay Corporation	Petrojarl Knarr	$1,260	NA	9.6 years
	5/29/2013	Teekay Offshore / Teekay Corporation (50% Interest)	Cidade de Itajai (Itajai)	408	8.2	NA
	8/15/2012	Teekay Offshore / Teekay Corporation	Voyageur Spirit	540	7.7	5.0
	8/31/2010	Teekay Offshore / Teekay Corporation	Rio das Ostras	158	6.3	7.7
	9/8/2009	Teekay Offshore / Teekay Corporation	Petrojarl Varg	320	5.8	4.0
	Mean				**7.0x**	**6.6 years**
	Median				**7.0**	**6.3**

Source: Partnership management, public filings, press releases, Wall Street research, FactSet

EVERCORE
35
TEEKAY OFFSHORE PARTNERS

Valuation of the Common Units

For Reference Only

Precedent M&A Transactions (cont'd)

($ in millions)

Selected Dropdown Transactions

Date Announced	Acquiror / Seller	Transaction Consideration & Asset Dropdown	Announced Transaction Value ($mm)	Implied Full Transaction Value / EBITDA	Remaining Duration (years)
Shuttle Tankers					
2/20/2018	KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS	Anna Knutsen	$120	NA	4.4 years
12/15/2017	KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS	Brasil Knutsen	96	NA	4.8
8/9/2017	KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS	Lena Knutsen	142	9.0	5.0
5/16/2017	KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS	Vigdis Knutsen	147	9.1	4.9
2/15/2017	KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS	Tordis Knutsen	147	9.1	4.9
11/1/2016	KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS	Raquel Knutsen	117	9.0	8.4
10/13/2015	KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS	Ingrid Knutsen	115	10.0	10.0
5/27/2015	KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS	Dan Sabia	103	11.4	8.0
12/10/2014	KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS	Dan Cisne	103	11.4	8.7
6/23/2014	KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS	Hilda Knutsen and Torill Knutsen	335	10.8	4.3
7/12/2013	KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS	Carmen Knutsen	145	10.0	4.5
4/10/2013	KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS	Various	560	11.4	Various
10/1/2011	Teekay Offshore Operating L.P. / Teekay Corporation	Scott Spirit	116	NA	NA
8/2/2011	Teekay Offshore Operating L.P. / Teekay Corporation	Peary Spirit	135	NA	NA
Mean				**10.1x**	**6.2 years**
Median				**10.0**	**4.9**

Source: Partnership management, public filings, press releases, Wall Street research, FactSet

EVERCORE 36

Valuation of the Common Units Precedent M&A Transaction Analysis: TOO Management Projections ($ in millions, except per unit amounts) Precedent M&A Transaction Analysis Summary Results 2019E Precedent Transaction Summary 2019E Adjusted EBITDA EBITDA Multiple $670.3 - 6.2x 7.0x Implied Enterprise Value Range Less: Net Debt Outstanding as of June 30, 2019 Less: FPSO JV Net Debt Less: Series A, B & E Preferred Equity (Liquidation Value) Less: Noncontrolling Interest $4,175.2 - (2,991.1) (317.6) (395.0) (36.3) $4,692.1 Total Partnership Units Outstanding1 414.378 Source: Partnership management, public filings, press releases, FactSet Note: Debt inclusive of $25.8 million for an arbitration payment provision 1. Includes 0.76% general partner interest and dilutive effect of 0.527 million RSUs; unit count detail provided by TOO management 37 Implied Value per Common Unit Range $1.05 - $2.30 Implied Equity Value Range $435.1 - $952.1 For Reference Only

Appendix

A. Weighted Average Cost of Capital Analysis

Weighted Average Cost of Capital Analysis TOO WACC Analysis ($ in millions, except per share/unit amounts) Weighted Average Cost of Capital Beta and Capital Structure Benchmarking Arithmetic Avg. Supply-Side Primary Vessel Type Owned Unit/Share Price 9/27/19 Market Equity Value Debt + Pref. Equity Debt + Pref. / Total Capital CCorp / Partnership Levered Beta1 Unlevered Beta2 Peers TOO Peers TOO Partnership/Corporation 3 Risk-free Rate 2.0% 0.40 60.0% 1.00 6.9% 2.1% 2.0% 0.12 90.0% 1.25 6.9% 2.1% 2.0% 0.40 60.0% 1.00 6.1% 2.1% 2.0% 0.12 90.0% 1.25 6.1% 2.1% Golar LNG Partners L.P. Hoegh LNG Partners LP KNOT Offshore Partners LP BW Offshore Ltd. Partnership Partnership Partnership CCorp LNG / FSRUs FSRUs Shuttle Tankers FPSOs $9.62 15.57 18.89 6.79 $680.3 517.9 629.2 1,257.1 $1,508.6 609.0 1,129.0 1,336.8 68.9% 54.0% 64.2% 51.5% 0.82 0.96 0.68 1.26 0.26 0.44 0.24 0.61 Unlevered Beta Debt and Preferred / Total Cap. Adjusted Levered Equity Beta Market Risk Premium4 5 Small Company Risk Premium Pre-Tax Cost of Debt7 Cost of Debt7 8.8% 8.8% 8.8% 8.8% 8.8% 8.8% 8.8% 8.8% Cost of Equity – Sensitivities WACC – Sensitivities MRP: Arithmetic Avg. @ 6.9% MRP: Supply Side @ 6.1% MRP: Arithmetic Avg. @ 6.9% MRP: Supply Side @ 6.1% Adj. Unlevered Beta Adj. Unlevered Beta Adj. Unlevered Beta Adj. Unlevered Beta 0.12 0.20 0.40 0.50 0.60 0.12 0.20 0.40 0.50 0.60 0.12 0.20 0.40 0.50 0.60 0.12 0.20 0.40 0.50 0.60 50.0% 60.0% 70.0% 80.0% 85.0% 90.0% 50.0% 60.0% 70.0% 80.0% 85.0% 90.0% 50.0% 60.0% 70.0% 80.0% 85.0% 90.0% 50.0% 60.0% 70.0% 80.0% 85.0% 90.0% Source: Bloomberg, FactSet as of September 27, 2019, Partnership filings 1. 2. 3. 4. 5. Predicted two year raw betas from Bloomberg; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0 Assumes unitholder and shareholder effective tax rate of 0.0% for Partnerships and Corporations 20-year Treasury as of September 27, 2019 Source: Duff & Phelps 2019 Low Cap (Decile 8) by Duff & Phelps with a market capitalization between $569.3 million and $1,030.4 million; based on proportionally adjusted TOO market capitalization of $816.0 million accounting for implied equity value of FPSOs on a 100% basis at a 5.0x EBITDA multiple Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium TOO cost of debt based on yield-to-worst of 8.500% senior secured notes due July 2023 6. 7. 38 Total Debt / Total Cap Total Debt / Total Cap 7.2% 7.6%8.9% 9.5% 10.1% 7.7% 8.1%9.4% 10.0% 10.6% 8.1% 8.6%9.8% 10.4% 11.1% 8.6% 9.1% 10.3% 10.9% 11.5% 8.9% 9.3% 10.5% 11.2% 11.8% 9.1% 9.6% 10.8% 11.4% 12.0% 7.3% 7.8% 9.2%9.9% 10.6% 7.8% 8.3% 9.7% 10.4% 11.0% 8.2% 8.8% 10.1% 10.8% 11.5% 8.7% 9.2% 10.6% 11.3% 12.0% 8.9% 9.5% 10.9% 11.5% 12.2% 9.2% 9.7% 11.1% 11.8% 12.5% 5.6% 6.5%9.0% 10.2% 11.4% 6.0% 7.1% 10.2% 11.7% 13.3% 6.6% 8.1% 12.2% 14.3% 16.3% 7.9% 10.2% 16.3% 19.4% 22.5% 9.2% 12.2% 20.4% 24.5% 28.6% 11.7% 16.3% 28.6% 34.7% 40.9% 5.8% 6.8% 9.6% 11.0% 12.3% 6.2% 7.5% 11.0% 12.7% 14.4% 6.9% 8.6% 13.3% 15.6% 17.9% 8.4% 11.0% 17.9% 21.3% 24.8% 9.8% 13.3% 22.5% 27.1% 31.7% 12.7% 17.9% 31.7% 38.6% 45.5% WACC 9.7% 9.2% 9.4% 9.1% Teekay Offshore Partners L.P. Partnership FPSOs/Shuttle $1.17 $484.8 $3,965.4 89.1% 1.15 0.12 Equity Cost of Capital6 11.0% 12.7% 10.2% 11.7% Mean: 59.7% 0.93 0.39 Median: 59.1% 0.89 0.35 Maximum 68.9% 1.26 0.61 Minimum: 51.5% 0.68 0.24

B. Precedent MLP Buy-In Transactions

Precedent MLP Buy-In Transactions

Precedent MLP Buy-ins Premiums Paid

For Reference Only

Selected MLP Buy-ins

Date Announced	Acquiror(s) / Target	Consideration	Premium[1] 1-Day Prior Spot	30-Day VWAP	60-Day VWAP	90-Day VWAP
05/08/19	MPLX LP / Andeavor Logistics LP	Unit-for-Unit	7.9%	6.6%	5.1%	4.4%
03/18/19	ArcLight Energy Partners Fund V, L.P. / American Midstream Partners, LP	Cash-for-Unit	31.3%	32.0%	32.1%	20.2%
02/05/19	SunCoke Energy, Inc. / SunCoke Energy Partners, L.P.	Stock-for-Unit	9.3%	31.3%	26.5%	18.9%
07/10/18	ArcLight Energy Partners Fund VI, L.P. / TransMontaigne Partners L.P.	Cash-for-Unit	13.5%	8.6%	8.2%	10.2%
11/08/18	Western Gas Equity Partners, LP / Western Gas Partners, LP	Unit-for-Unit	7.6%	13.8%	9.3%	5.9%
10/22/18	EnLink Midstream, LLC / EnLink Midstream Partners, LP	Unit-for-Unit	1.1%	(0.6%)	1.5%	5.8%
10/19/18	Valero Energy Corporation / Valero Energy Partners LP	Cash-for-Unit	6.0%	11.9%	10.9%	10.2%
10/09/18	Antero Midstream GP LP / Antero Midstream Partners LP	Cash/Stock-for-Unit	18.6%	6.6%	7.3%	8.2%
10/08/18	Navios Maritime Acquisition Corp. / Navios Maritime Midstream Partners, LP[2]	Stock-for-Unit	9.3%	4.8%	(1.4%)	(5.8%)
08/01/18	Energy Transfer Equity, L.P. / Energy Transfer Partners, L.P.	Unit-for-Unit	11.2%	19.2%	22.3%	27.4%
05/17/18	The Williams Companies, Inc. / Williams Partners L.P.[3]	Stock-for-Unit	13.6%	5.8%	1.0%	3.4%
05/17/18	Enbridge Inc. / Enbridge Energy Partners, L.P.	Stock-for-Unit	13.9%	15.9%	10.4%	0.8%
05/17/18	Enbridge Inc. / Spectra Energy Partners, LP	Stock-for-Unit	20.8%	18.7%	13.7%	7.6%
03/26/18	Tallgrass Energy GP, LP / Tallgrass Energy Partners, L.P.[4]	Stock-for-Unit	0.1%	6.4%	9.2%	8.7%
01/02/18	Archrock, Inc. / Archrock Partners, L.P.	Stock-for-Unit	23.4%	27.7%	21.6%	18.6%
06/02/17	World Point Terminals, Inc. / World Point Terminals, LP	Cash-for-Unit	5.8%	3.4%	3.2%	3.5%
05/18/17	Energy Transfer Partners, LP / PennTex Midstream Partners, LP	Cash-for-Unit	20.1%	19.9%	22.6%	24.4%
03/02/17	VTTI B.V. / VTTI Energy Partners LP	Cash-for-Unit	6.0%	6.8%	14.2%	13.5%
02/01/17	ONEOK, Inc. / ONEOK Partners, L.P.	Stock-for-Unit	25.8%	22.4%	26.2%	29.0%
01/27/17	Enbridge Energy Co, Inc. / Midcoast Energy Partners, L.P.	Cash-for-Unit	(8.6%)	5.4%	11.3%	5.8%

		1-Day Prior Spot	30-Day VWAP	60-Day VWAP	90-Day VWAP
All Transactions	Median	10.3%	10.2%	10.7%	8.4%
	Mean	11.8%	13.3%	12.8%	11.0%
	Max	31.3%	32.0%	32.1%	29.0%
	75th Percentile	18.9%	19.4%	21.8%	18.7%
	25th Percentile	6.0%	6.3%	6.8%	5.4%
	Min	(8.6%)	(0.6%)	(1.4%)	(5.8%)
Cash Only Transactions	Median	6.0%	8.6%	11.3%	10.2%
	Mean	10.6%	12.6%	14.7%	12.5%
	Max	31.3%	32.0%	32.1%	24.4%
	75th Percentile	16.8%	15.9%	18.4%	16.9%
	25th Percentile	5.9%	6.1%	9.5%	8.0%
	Min	(8.6%)	3.4%	3.2%	3.5%

Indicates Cash Only Transaction

Source: Bloomberg, FactSet, public filings

1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares / units on the last trading day prior to announcement plus any cash received, by the 30, 60 or 90 trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement
2. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares on the last trading day prior to announcement by the 30, 60 or 90 trading day VWAP of the target as calculated from the last trading day prior to the announcement
3. VWAP premiums paid is calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of WMB's shares on the last trading day prior to announcement by the 30, 60 or 90 trading day VWAP of the target as calculated from March 15, 2018, or after the FERC announcement of MLP income tax recovery disallowance
4. VWAP premiums paid is calculated by the 30, 60 or 90 trading day VWAP of acquiror divided by the 30, 60 or 90 trading day VWAP of the target multiplied by the exchange ratio

EVERCORE

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